Exhibit 10.5

THE MEDICINES COMPANY
Restricted Stock Agreement
Granted Under 2013 Stock Incentive Plan
THIS AGREEMENT made as of this xx day of xxx, 20xx, between The Medicines Company, a Delaware corporation (the “Company”) and ______________ (the “Participant”).
For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.    Issuance of Shares.
The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company's 2013 Stock Incentive Plan (the “Plan”), _________ shares (the “Shares”) of common stock, $0.001 par value, of the Company (“Common Stock”). The Shares are issued effective as of the date set forth above in the name of the Participant and are initially issued in book entry form only. Following the vesting of any Shares pursuant to Section 2 below, the Company, if requested by the Participant, shall issue and deliver (or shall instruct its transfer agent to deliver) to the Participant a certificate representing the vested Shares. The Participant agrees that the Shares shall be subject to vesting and forfeiture set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.
2.    Vesting.
(a)    The Shares shall vest on xxxx xx, 20xx [one year from issuance date] (the “Vesting Date”) as long as the Participant is serving as a member of the Board of Directors of the Company on such date.
(b)    In the event that the Participant ceases to serve as a member of the Board of Directors of the Company for any reason or no reason, with or without cause, prior to the Vesting Date, the Participant shall forfeit all of the Unvested Shares (as defined below) and all such Unvested Shares shall be forfeited immediately and automatically to the Company without payment of any consideration to the Participant, effective as of immediately following such cessation of services.
“Unvested Shares” means the total number of Shares multiplied by the Applicable Percentage (as defined below) at the time the Participant ceases to serve as a member of the Board of Directors of the Company.
“Applicable Percentage” shall be 100% prior to the Vesting Date. The Applicable Percentage shall be zero on or after the Vesting Date.
(c)    After the time at which any Shares are forfeited pursuant to subsection (b) above, the Company shall not permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.
(d)    If the Participant is serving as a member of the Board of Directors of a parent or subsidiary of the Company, any references in this Agreement to participation as a member of the Board of

Directors of the Company or cessation as a member of the Board of Directors of the Company shall instead be deemed to refer to such parent or subsidiary.
3.    Restrictions on Transfer.
The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Unvested Shares, or any interest therein, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the forfeiture provisions set forth in Section 2 and the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.
4.    Restrictive Legends.
The book entry account reflecting the issuance of the Shares in the name of the Participant shall bear a legend or other notation upon substantially the following terms:
“These shares of stock are subject to forfeiture and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
If a certificate representing vested Shares is issued, such certificate shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:
“The shares of stock represented by this certificate are subject to forfeiture and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
5.    Rights as a Shareholder.
Except as provided in this Agreement, for so long as the Participant is the registered owner of the Shares, the Participant shall have all rights as a shareholder with respect to the Shares, whether vested or unvested, including, without limitation, rights to vote the Shares and act in respect of the Shares at any meeting of shareholders; provided that, as provided in the Plan, the payment of dividends on Unvested Shares shall be deferred until such times as the Shares vest.
6.    Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.    Section 83(b) Election.

The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are issued rather than when and as the Vesting Requirements expire by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within 30 days from the date of issuance.
THE PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY THE PARTICIPANT'S RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.
8.    Miscellaneous.
(a)    No Rights to Continued Participation as a Member of the Board of Directors. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as a member of the Board of Directors of the Company. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the Vesting Requirements set forth herein do not constitute an express or implied promise of continued engagement as a member of the Board of Directors for the vesting period, for any period, or at all.
(b)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)    Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(d)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.
(e)    Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery, facsimile delivery or delivery by overnight courier, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).

(f)    Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(g)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(h)    Amendment. Subject to the provisions of the Plan, the Board of Directors may amend, modify or terminate this Agreement. Your consent to such action is not required if the Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect your rights under the Plan or the change is otherwise permitted under the Plan.
(i)    Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.
(j)    Participant's Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
THE MEDICINES COMPANY
By:___________________________
Name:
Title:

PARTICIPANT

_____________________________
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